Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

FOUR INVESTMENT CONFERENCES DURING APRIL

RALEIGH, NC, March 28, 2006 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the Company will present at four health care investment conferences during April 2006. Information on these presentations is provided below:

CIBC World Markets Annual Biotechnology and Specialty Pharmaceuticals Conference

New York, NY	Tuesday, April 4	2:15 p.m.

Southeast Invest 2006

Durham, NC	Thursday, April 6	9:45 a.m.

SunTrust Robinson Humphrey 35th Annual Institutional Conference

Atlanta, GA	Wednesday, April 12	11:05 a.m.

UBS Global Specialty Pharmaceuticals Conference

New York, NY	Monday, April 24	1:00 p.m.

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of these presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN®, VISICOL®, OSMOPREP™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. Granulated mesalamine and NRL944 are under development.

Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

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